Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-100878 of E-Z-EM, Inc. on Form S-8 of our report dated July 25, 2003, appearing in the Annual Report on Form 10-K of E-Z-EM, Inc. and Subsidiaries for the fifty-two weeks ended May 31, 2003.


/s/ GRANT THORNTON LLP

Melville, New York
August 25, 2003


                                      -95-